Minutes of the Board of Directors Meeting Cannabis Sativa, Inc.

Date: November 13, 2024

Call-in # (605)765-4000 Pin # 765906

Present:

•David Tobias, CEO and Chairman

•Cathy Carroll, Trevor Reed Rob Tankson

Call to Order:

The meeting was called to order at l0am MST by David Tobias, CEO

Agenda:

1.Acquisition of Dogecoin Cash (DOG) Tokens and DogeSPAC, LLC

2.Corporate Name Change

3.Declaration of Special Dividend

Discussion and Resolutions

1.Acquisition of Dogecoin Cash (DOG) Tokens and DogeSPAC, LLC

The Board discussed the acquisition of 600,000,000 Dogecoin Cash tokens (crypto symbol.- DOG) and DogeSPAC, LLC, a Colorado entity, from DogeSPAC, LLC, Puerto Rico. This acquisition aims to integrate cryptocurrency capabilities within the company's operations and align with its strategic focus on digital assets.

Resolution:

After discussion, the Board resolved to approve the acquisition of 600,000,000 Dogecoin Cash (DOG) tokens and DogeSPAC, LLC, Colorado, from DogeSPAC, LLC, Puerto Rico.

2.Corporate Name Change

The Board considered a name change from Cannabis Sativa, Inc. to Dogecoin Cash, Inc., reflecting the company's strategic pivot towards cryptocurrency solutions.

Motion by Cathy Carroll; Trevor Reed 2nd, passed unanimously

Resolution:

The Board unanimously approved the name change to Dogecoin Cash, Inc., effective upon filing with the state of Nevada.

Motion by Cathy Carroll; Trevor Reed 2nd. passed unanimously

3.Declaration of Special Dividend

The Board discussed issuing a special dividend to shareholders as part of its strategic alignment with digital currency initiatives. It was proposed that common shareholders of record on November 25, 2024, receive one preferred share for every 1,000 common shares held.

Resolution:

The Board approved the declaration of a special dividend, issuing one preferred share for every 1,000 common shares held by shareholders on the record date of November 25, 2024.

Motion by Cathy Carroll; Trevor Reed 2nd, passed unanimously

Clarification Statement

The Board emphasized that Dogecoin Cash, Inc. (trading under CBDS) and the Dogecoin Cash (DOG) token are separate entities, each identified by unique CUSIP numbers to avoid confusion in trading and financial reporting.

Adjournment:

There being no further business, the meeting was adjourned at [time].

David Tobias

CEO and Chairman

Date: November 13, 2024